UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-0449260
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

420 Montgomery Street San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Depositary Shares, each representing a 1/1,000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series DD of Wells Fargo & Company, no par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box:  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box:  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, please check the following box:  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-236148

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description of the Depositary Shares being registered hereby, including the Non-Cumulative Perpetual Class A Preferred Stock, Series DD which is represented by the Depositary Shares, is set forth under (a) “Description of Preferred Stock” and “Description of Depositary Shares” in the Prospectus of Wells Fargo & Company (the “Company”), as filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2020 (Registration Statement No. 333-236148), and (b) “Description of the Series DD Preferred Stock” and “Description of the Depositary Shares” in the final Prospectus Supplement dated July 20, 2021, as filed with the Commission on July 21, 2021, pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description
4.1

Restated Certificate of Incorporation of Wells Fargo & Company (incorporated by reference to Exhibit 3(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 5, 2021 (file no. 001-02979)).

4.2

Certificate of Designation of Wells Fargo & Company with respect to the Non-Cumulative Perpetual Class A Preferred Stock, Series DD dated July 22, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 27, 2021 (file no. 001-02979)).

4.3

Deposit Agreement, dated as of July 27, 2021, among Wells Fargo & Company, Equiniti Trust Company, as depositary, and the holders from time to time of Depositary Receipts (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 27, 2021 (file no. 001-02979)).

4.4	Form of Depositary Receipt (included as part of Exhibit 4.3).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLS FARGO & COMPANY

DATED: July 27, 2021	/s/ Bryant Owens
Bryant Owens
Senior Vice President and Assistant Treasurer